EXHIBIT 99.1

Investor Relations contact: Allison Parker Director, Investor Relations (415) 343-7640 investor.relations@micromuse.com	Public Relations contact: Nicole Fortenberry Director, Public Relations (917) 602-9834 nicole@micromuse.com.

May 17, 2004

Micromuse Reports Q2 Total Revenue of $38.3 Million

Delivers Q2 Pro Forma EPS of $0.04 and Q2 GAAP EPS of $0.01

Reports Cumulative $0.04 Increase to EPS over Restatement Period

Files 10-Qs and Restated 10-K, in Compliance with SEC and Nasdaq

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSEE), the leading provider of business and service assurance software, reported financial results today for the fiscal quarter ended March 31, 2004. Total revenue for fiscal Q2 was $38.3 million. Pro forma net income for the quarter – which specifically excludes the amortization of intangible assets and other charges – was $3.6 million or $0.04 per share. For a detailed comparison of pro forma and GAAP results, please refer to the reconciliation statement at the bottom of this press release.

Cash, cash equivalents and investments increased by $7.7 million from $187.5 million in Q1 to $195.2 million between December 31, 2003 and March 31, 2004.

“Fiscal Q2 marked our sixth consecutive quarter of revenue growth,” said Lloyd Carney, Micromuse Chairman and CEO. “We saw increases across product lines, verticals, and in major geographic regions, and we continued to expand and strengthen our relationships with our partners worldwide.”

Micromuse also announced today its final fiscal first quarter 2004 results and its restatement results for the fiscal years ending September 30, 2000, 2001, 2002, and 2003. Final fiscal Q1 results were consistent with the preliminary results that were reported on February 10, 2004. For the period of the restatement, the overall impact was an improvement of approximately 4 cents in GAAP EPS.

“We are very pleased to have the restatement behind us,” said Mr. Carney. “As a result of this rigorous process, we have taken actions to strengthen our internal controls and processes, and I am very confident in the integrity of our results, both historically and going forward.”

Fiscal Q2 Highlights

•	Total revenue was $38.3 million, up 19% compared with Q2 FY03.
•	Profitable on both a pro forma and GAAP basis.
•	Deferred revenue was $44.5 million, up $4.6 million sequentially.
•	Cash, cash equivalents, and investments balance ended at $195.2 million, up $7.7 million sequentially.
•	Cash flow from operations was positive.
•	Restatement was completed, with an overall impact of a $0.04 increase in GAAP EPS over the restatement period.

Fiscal Q3 Outlook

Micromuse establishes the following guidance for the quarter ending June 30, 2004, based on information available as of May 17, 2004:

•	The company anticipates that fiscal Q3 revenue will be in the range of $38 to $40 million.
•	The company anticipates that earnings per fully-diluted share on a pro forma basis will be in the range of $0.04 to $0.06.
•	The company anticipates that earnings per fully-diluted share on a GAAP basis will be in the range of $0.01 to $0.03.

For a detailed comparison of pro forma and GAAP guidance, please refer to the reconciliation statement at the bottom of this press release.

Q2 2004 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Monday, May 17, 2004 at 2:00 PM PT, 5:00 PM ET to announce pro forma and GAAP results for the second quarter of fiscal year 2004, final first quarter fiscal 2004 results, and its restatement results for the fiscal years ending September 30, 2000, 2001, 2002, and 2003. The live call will be available to the general public by dialing 888-428-4470 (domestic) or 612-332-0530 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 680810. The replay will be available from Monday, May 17th at 8:15 PM PT until Monday, May 24th at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/.

About Micromuse

Micromuse Inc. (Nasdaq: MUSEE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include Cable & Wireless, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile, and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: the uncertain extent to which prior period financial information will need to be restated; uncertainties that may be associated with any Nasdaq hearing or appeals that seek to avoid delisting of the Company’s stock from the Nasdaq National Market for failure to timely file the fiscal 2003 Form 10-K and Q1 fiscal 2004 Form 10-Q; the scope, results and effect of the restatement process; uncertainties relating to the time needed by the Company’s independent auditors to complete the fiscal 2003 audit; uncertainty as to when the fiscal 2003 Form 10-K and the fiscal 2004 Form 10-Qs will be filed; uncertainties associated with patent litigation and uncertainties associated with class action and other lawsuits that have been filed against the Company and certain officers and directors as a result of the Company’s intended restatement; fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The company disclaims any obligation or intention to update or revise any forward-looking statements.

MICROMUSE INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except per share data) ASSETS
	March 31, 2004 (unaudited)	September 30, 2003
Assets:
Cash and cash equivalents	$119,592	$89,385
Short-term investments	16,095	33,196
Long-term investments	59,486	67,529

Total cash, cash equivalents and investments	195,173	190,110
Accounts receivable, net	17,182	13,439
Prepaid expenses and other current assets	8,822	6,269
Property and equipment, net	6,326	5,976
Goodwill, net	50,956	49,032
Other intangibles, net	9,768	12,861

	$288,227	$277,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,609	$6,849
Accrued expenses	25,738	20,387
Income taxes payable	6,366	6,368
Deferred revenue	44,473	40,327

Total current liabilities	81,186	73,931
Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding
Common stock; $0.01 par value; 200,000 shares authorized; 78,670 and 78,544 shares outstanding as of March 31, 2004 and September 30, 2003, respectively	787	785
Additional paid-in capital	212,267	210,697
Treasury stock	(2,657)	(2,657)
Accumulated other comprehensive loss	(1,782)	(1,548)
Accumulated deficit	(1,574)	(3,521)

Total stockholders’ equity	207,041	203,756

	$288,227	$277,687

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
Revenues:
License	$20,288	$18,534	$40,607	$32,157
Maintenance and services	17,997	13,582	34,867	27,362

Total revenues	38,285	32,116	75,474	59,519

Cost of revenues:
License	1,542	1,302	2,887	2,084
Maintenance and services	2,749	2,427	5,316	5,522
Amortization of developed technology	1,532	1,050	2,988	2,036

Total cost of revenues	5,823	4,779	11,191	9,642

Gross profit	32,462	27,337	64,283	49,877

Operating expenses:
Sales and marketing	15,809	16,446	31,485	31,397
Research and development	8,245	7,026	16,019	14,309
General and administrative	6,036	4,292	11,291	8,534
Restatement and related litigation	1,842	—	3,850	—
Stock based compensation	438	—	553	—
Amortization of other intangible assets	47	355	95	921
In process research and development	—	142	—	142
Restructuring charge	—	—	—	3,140

Total operating expenses	32,417	28,261	63,293	58,443

Income (loss) from operations	45	(924)	990	(8,566)
Other income, net	732	1,252	1,714	2,685

Income (loss) before income taxes	777	328	2,704	(5,881)
Income tax provision (benefit)	218	552	757	1,043

Net income (loss)	$559	$(224)	$1,947	$(6,924)

Per share data:
Basic net income (loss)	$0.01	$0.00	$0.02	$(0.09)
Diluted net income (loss)	$0.01	$0.00	$0.02	$(0.09)
Weighted average shares used in computing:
Basic net income (loss) per share	78,670	75,744	78,645	75,490
Diluted net income (loss) per share	82,546	75,744	82,267	75,490

MICROMUSE INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
Revenues:
License	$20,288	$18,534	$40,607	$32,157
Maintenance and services	17,997	13,582	34,867	27,362

Total revenues	38,285	32,116	75,474	59,519

Cost of revenues:
License	1,542	1,302	2,887	2,084
Maintenance and services	2,749	2,427	5,316	5,522

Total cost of revenues	4,291	3,729	8,203	7,606

Gross profit	33,994	28,387	67,271	51,913

Operating expenses:
Sales and marketing	15,809	16,446	31,485	31,397
Research and development	8,245	7,026	16,019	14,309
General and administrative	6,036	4,292	11,291	8,534

Total operating expenses	30,090	27,764	58,795	54,240

Income (loss) from operations	3,904	623	8,476	(2,327)
Other income, net	732	1,252	1,714	2,685

Income (loss) before income taxes	4,636	1,875	10,190	358
Income tax provision (benefit)	1,066	552	2,344	$1,043

Net income (loss)	$3,570	$1,323	$7,846	$(685)

Per share data:
Basic net income (loss)	$0.05	$0.02	$0.10	$(0.01)
Diluted net income (loss)	$0.04	$0.02	$0.10	$(0.01)
Weighted average shares used in computing:
Basic net income (loss) per share	78,670	75,744	78,645	75,490
Diluted net income (loss) per share	82,546	77,942	82,267	75,490

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND PRO FORMA BASIS

(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
GAAP net income (loss)—	$559	$(224)	$1,947	$(6,924)
Amortization of developed technology and other intangible assets	1,579	1,405	3,083	2,957
In process research and development	—	142	—	142
Restructuring charge	—	—	—	3,140
Restatement and related litigation	1,842	—	3,850	—
Stock based compensation	438	—	553	—
Income tax effect	(848)	—	(1,587)	—

PRO FORMA net income (loss)—	$3,570	$1,323	$7,846	$(685)

The pro forma condensed consolidated statement of operations and pro forma earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s pro forma earnings results, and in the provision of pro forma earnings guidance, Micromuse excludes certain items such as the amortization of developed technology and other intangibles assets, the write off of in-process research and development, restructuring charges, the cost of the restatement and related litigation, certain stock-based compensation cost, executive recruiting costs and their related income tax effects. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a pro forma base line for assessing the future earnings potential of the company. The pro forma condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies.

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED

NET INCOME PER SHARE

(As of May 17, 2004)

Three months ended June 30, 2004
GAAP diluted net income per share	$0.01 to $0.03
Amortization of developed technology and other intangible assets Cost of the restatement and related litigation Income tax effect	$0.02 $0.01 to $0.015 $(0.01)

PRO FORMA diluted net income per share	$0.04 to $0.06